UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: April 6, 2006

(Date of earliest event reported)

SUPPORTSOFT, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30901	94-3282005
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

575 Broadway, Redwood City, California 94063

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 556-9440

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 6, 2006, the Board of Directors of SupportSoft, Inc. (the “Company”) appointed Joshua Pickus as President and Chief Executive Officer of the Company. In connection with this appointment, the Company and Mr. Pickus entered into an employment agreement, effective April 6, 2006 (the “Agreement”). The Agreement provides for an annual base salary for Mr. Pickus of $350,000. In addition, Mr. Pickus is entitled to an annual cash bonus. For 2006, the target cash bonus is $300,000. The actual amount of any such cash bonus is based on actual performance as measured against criteria to be determined by the Company’s Board of Directors and may exceed the target cash bonus in the event performance exceeds such criteria. The Agreement also provides that the Company grant Mr. Pickus an option to purchase 1,300,000 shares of common stock, which vests monthly over 48 months. The Agreement further provides that the Company grant Mr. Pickus two additional options, each providing for a right to purchase 200,000 shares, vesting monthly over 48 months. These two additional options to purchase 200,000 shares only become exercisable, to the extent vested, following the date as of which the fair market value of the Company’s common stock has first equaled or exceeded $6 per share, and $9 per share, respectively, for 20 consecutive trading days. In the event of involuntary termination, Mr. Pickus would be entitled to severance pay equal to 12 months of salary and 50% of his target bonus in effect for the fiscal year in which he is terminated. If Mr. Pickus is involuntary terminated within 12 months following a change of control of the Company, Mr. Pickus would be entitled to severance pay equal to 12 months of salary, 100% of his target bonus in effect for the fiscal year in which he is terminated and the immediate vesting and exercisability of the above-mentioned options. This summary description is qualified in its entirety by reference to the Agreement, which is attached to this Form 8-K as Exhibit 10.1, and is incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 6, 2006, the Board of Directors of the Company appointed Joshua Pickus as President and Chief Executive Officer of the Company. Mr. Pickus, 45, served as Senior Vice President and General Manager of the Clarity Division of Computer Associates, an IT management software company, from August 2005 until April 2006. From November 1999 until August 2005, Mr. Pickus held various executive positions at Niku Corporation, an IT governance software company, including President and Chief Executive Officer from November 2002 until August 2005, Chief Financial Officer, from April 2001 to October 2002, and President of Vertical Markets from November 1999 to March 2001. Mr. Pickus holds a Bachelor of Arts from Princeton University and a Juris Doctor from University of Chicago School of Law.

On April 6, 2006, the Board of Directors of the Company appointed Joshua Pickus to serve as a member of the Board of Directors of the Company.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

10.1	Employment Agreement between Joshua Pickus and SupportSoft, Inc., dated April 6, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 12, 2006

SUPPORTSOFT, INC.

By:	/s/ Ken Owyang
Ken Owyang
Chief Financial Officer and Senior Vice President of Finance and Administration
(Principal Financial Officer and Chief Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement between Joshua Pickus and SupportSoft, Inc., dated April 6, 2006